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                                                                   EXHIBIT 10.8



                             DIGITAL TELEPORT, INC.

                       1997 LONG-TERM INCENTIVE AWARD PLAN


SECTION 1.  PURPOSES


The purposes of the 1997 Long-Term Incentive Award Plan are to advance the interests of Digital Teleport, Inc. and its shareholders by providing a means to attract, retain, and motivate Employees and Directors of the Company and its Subsidiaries and Affiliates upon whose judgment, initiative, and efforts the continued success, growth, and development of the Company is dependent. By encouraging Employees of the Company and its Subsidiaries and Affiliates to acquire a proprietary interest in the Company's growth and performance, the Company intends to more closely align the interests of the Company's Employees, management, and shareholders and motivate Employees to enhance the value of the Company for the benefit of all shareholders.

SECTION 2.  DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings set forth below unless a different meaning is clearly indicated by the context:

(a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b) "Award" means any Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted pursuant to the provisions of the Plan.



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(c)      "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award granted hereunder.

(d) "Beneficiary" means the person, persons, trust, or trusts which have been designated by such Participant in his or her most recent written Beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)      "Board" means the Board of Directors of the Company.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" means the Compensation Committee of the Board, or such other Committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more Directors of the Company, each of whom is an "outsider Director" within the meaning of Section 162(m)(4)(C) of the Code. Until the later of (1) the date of completion of the Initial Public Offering, or (2) such time as the Board has appointed members to the Compensation Committee, all of which are outside Directors as defined above, Richard
         D. Weinstein and Ronald G. Wasson shall serve as the Committee authorized to administer this Plan.

(h) "Company" means Digital Teleport, Inc., a corporation organized under the laws of the state of Missouri, or any successor corporation.

(i)      "Director" means a non-Employee member of the Board.


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(j)      "Director's Option" means a Nonqualified Stock Option granted to a
         Director under Section 7.

(k) "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(1) "Employee" means an employee of the Company or its Subsidiaries and Affiliates who is responsible for or contributes to the management, growth and/or profitability of the business of the Company, its Subsidiaries or Affiliates, as determined by the Committee.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(n) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or on a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

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(o)      "Incentive Stock Option" means any Option intended to be and designated as an Incentive Stock Option within the meaning of Section 422 of the Code.

(p) "Initial Public Offering" means a public offering of Shares of the Company.

(q)      "Nonqualified Stock Option" means any Option granted under Section 5 or
         Section 7 that is not intended to be an Incentive Stock Option.

(r) "Option" means a right, granted under Section 5(b) or Section 7 to purchase Shares.

(s) "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(t) "Participant" means an Employee or Director who has been granted an Award or Director's Option under the Plan.

(u) "Performance Share" means any grant pursuant to Section 5(f) of a Unit valued by reference to a designated number of Shares.

(v) "Performance Unit" means any grant pursuant to Section 5(f) of (1) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment any performance goals specified by the Committee, or (2) a Unit valued by reference to a designated amount of property other than Shares.

(w)      "Plan" means this 1997 Long-Term Incentive Award Plan.

(x) "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(y) "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of specified deferral period.

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(z)      "Shares" means common stock, $0.01 par value per Share, of the Company.

(aa) "Stock Appreciation Right" means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(bb) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns Shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3.  ADMINISTRATION

(a) Authority of the Committee. Except as provided in subsection (d) of this Section 3, the Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

         (i)      to select Employees to whom Awards may be granted;

         (ii)     to designate Affiliates;

         (iii) to determine the type or types of Awards to be granted to each Employee;

         (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or

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                  purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

         (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

         (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

         (vii) to prescribe the form of each Award Agreement, which need not be identical for each Employee;

         (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

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         (ix)     to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

         (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

         (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Employees, any person claiming any rights under the Plan from or through any Employee, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to such terms as the Committee shall determine, the Committee may delegate to Officers or managers of the Company or any Subsidiary or Affiliate the authority to perform administrative and other functions as the Committee may determine.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Officer or other Employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company

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         to assist in the administration of the Plan. No member of the
         Committee, nor any Officer or Employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of Committee and any Officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation of Committee's Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of
         Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

SECTION 4.  SHARES SUBJECT TO THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards and Director's Options under the Plan shall be three thousand (3,000). No Award or Director's Options may be granted if the number of Shares to which such Award or Director's Options relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards or Director's Options are forfeited, canceled, terminated, exchanged or surrendered or such Award or Director's Options is settled in cash or otherwise terminates without a distribution of Shares to the

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         Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award or Director's Options shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards or Director's Options under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares with respect to which Options or Stock Appreciations Rights may be granted during a calendar year to any Employee under this Plan shall be one thousand five hundred (1,500) Shares or with respect to Restricted Shares and Performance Shares the equivalent of one thousand five hundred (1,500) Shares during a calendar year.

(b) Source of Shares. Any Shares distributed pursuant to an Award or Director's Options may consist, in while or in part, of authorized and unissued Shares, treasury Shares or Shares acquired by purchase in the open market or in private transactions.

(c) Adjustment in Shares. In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or Share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued under the Plan, (ii) the number and kind of

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         Shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary of Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(c) of the Code and the regulations thereunder.

SECTION 5.  SPECIFIC TERMS OF AWARDS

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

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(b)      Options. The Committee is authorized to grant Options, which may be
         Nonqualified Stock Options or Incentive Stock Options, to Employees on the following terms and conditions:

         (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

         (ii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Employees.

         (iii) Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. In accordance with rules and procedures established by the Committee, to the extent that the aggregate Fair Market Value (determined as of the time of the grant) of the Shares with respect to which options that would otherwise be Incentive Stock Options held by any Participant are
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                  Participant during any calendar year under the Plan (and under any other benefit Plans of the Company or of any Parent or Subsidiary corporation of the Company as defined in Section
                  424 of the Code) exceeds one hundred thousand dollars ($100,000) (or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder) such Options shall be Nonqualified Options. The Option price per Share purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Share on the date of grant of the Option. Each Incentive Stock Option shall expire not later than ten (10) years from its date of grant. No Incentive Stock Option shall be granted to any Employee if at the time the Option is granted, such Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent, or its Subsidiaries unless:

                  (A) the Option price per Share is at least 110% of the Fair Market Value of the Share on date of grant; and

                  (B) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

         (iv) Reload Options. If and to the extent the Committee expressly provides, at the time of grant or later, that the Participant shall have the right to receive Reload Options with respect to Nonqualified Stock Options, the Participant shall receive Reload Options in accordance with and subject to the following terms and conditions:

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                  (A)      Grant of the Reload Option; Number of Shares; Price.
                           Subject to Paragraph (B) of this Subsection and, except as provided in Paragraph (H) hereof, to the availability of Shares to be Optioned to the Participant under the Plan (including the limitations set forth in Section 4), if a Participant has an Option (the "Original Option") with reload rights and pays for the exercise of the original Option by surrendering Shares or restricted stock (whether by means of delivering Shares or restricted stock previously held by the Optionee or by delivering Shares of restricted stock simultaneously acquired on exercise of the original Option), the Participant shall receive a new Option ("Reload Option") for the number of Shares of restricted shares so surrendered at an Option price per Share equal to the Fair Market Value of a Share on the date of the exercise of the original Option.

                  (B) Conditions to Grant of Reload Option. A Reload Option will not be granted: (1) if the Fair Market Value of a Share on the date of exercise of the original Option is less than the exercise price of the original Option; or (2) if the Participant is no longer an employee of the Company or an Affiliate.

                  (C) Term of Reload Option. The Reload Option shall expire on the same date as the original Option, or at such later date as the Committee may provide.

                  (D) Type of Option. The Reload Option shall be a Nonqualified Stock Option.

                  (E) Additional Reload Options. Except as expressly provided that the Committee (at the time of the grant
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                           Option or later), Reload Options shall not include
                           any right to subsequent Reload Options.

                  (F) Date of Grant and Vesting. The date of grant of the Reload Option shall be the date of the exercise of the original Option. The Reload Options shall be exercisable in full beginning from date of grant, except as otherwise provided by the Committee.

                  (G) Stock Withholding; Grants of Reload Options. If and to the extent permitted by the Committee, if the other requirements of this Subsection are satisfied, and if Shares are withheld or Shares surrendered for tax withholding pursuant to Section 9(c), a Reload Option will be granted for the number of Shares surrendered as payment for the exercise of the original Option plus the number of Shares surrendered or withheld to satisfy tax withholding.

                  (H) Share Limits. Reload Options shall not be counted against or as a reduction from the number of Shares available for grant under Section 4 because such grants are a substitute for Shares transferred to or withheld by the Company.

(c) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Employees on the following terms and conditions:

         (i) Right to Payment. A Stock Appreciation Right shall confer on the Employee to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the

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                  date of exercise (or if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right (which, in the case of an Stock Appreciation Right granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

         (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem with any other Award, and any other terms and conditions of any Stock Appreciation Right. Unless the Committee determines otherwise, a Stock Appreciation Right (1) granted in tandem with an Nonqualified Stock Options may be granted at the time of grant of the related Nonqualified Stock Options or at any time thereafter, and (2) granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Incentive Stock Option.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Employees on the following terms and conditions:

         (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose

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                  at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Employee granted Restricted Shares shall have all of the rights of a shareholders including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

         (ii) Forfeiture. A Restricted Share Award may condition the grant of Restricted Shares and/or the lapse of any restriction or restrictions on any combination of the achievement of one or more performance goals and/or the completion of a specified period of service as the Committee shall determine at the time the Restricted Share Award is made. To the extent determined by the Committee, the Committee shall adopt performance goals, certify completion of such goals, and comply with other Code requirements necessary to comply with performance-based compensation requirements of Code Section 162(m). Performance goals for Restricted Share Awards may be based, in whole or in part, on one or more of the following performance-based criteria or such other criteria as the Committee may determine: (i) attainment during the restriction period of a specific price per Share; (ii) attainment during the restriction period of a specific rate of growth or increase in the amount of growth in the price per Share; (iii) attainment during the

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                  restriction period of a specific level of the Company's
                  earnings or earnings per Share; (iv) attainment during the restriction period of a specified rate of growth or increase in the amount of growth of the Company's earnings or earnings per Share; (v) attainment during the restriction period of a specified level of the Company's cash flow or cash flow per Share; (vi) attainment during the restriction period of a specific rate of growth or increase in the amount of growth of the Company's cash flow or cash flow per Share; (vii) attainment during the restriction period of a specified level of the Company's return on equity; (viii) attainment during the restriction period of a specified rate of growth or increase in the amount of growth of the Company's return on equity; (ix) attainment during the restrictions period of a specified level of the Company's return on assets; or (x) attainment during the restriction period of a specific rate of growth or increase in the Company's return on assets. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

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         (iii)    Certificates for Shares. Restricted Shares granted under the
                  Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

         (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date or deferred for payment to such date as determined by the Committee, in cash or in Unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Employees, subject to the following terms and conditions:

         (i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Employee). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of

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                  the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such criteria were in fact satisfied.

         (ii) Forfeiture. A Restricted Share Unit may condition the Restricted Share Unit and/or the lapse of any restriction or restrictions on any combination of the achievement of one or more performance goals and/or the completion of a specified period of service as the Committee shall determine at the time the Restricted Share Unit Award is made. To the extent determined by the Committee, the Committee shall adopt performance goals, certify completion of such goals, and comply with other Code requirements necessary to comply with performance-based compensation requirements of Code Section 162(m). Performance goals for Restricted Share Unit Awards may be based, in whole or in part, on one or more of the following performance-based criteria or such other criteria as the Committee may determine: (i) attainment during the deferral period of a specific price per Share; (ii) attainment during the deferral period of a specific rate of growth or increase in the amount of growth in the price per Share; (iii) attainment during the deferral period of a specific level of the Company's earnings or earnings per Share; (iv) attainment during the deferral period of a specified rate of growth or increase in the amount of growth of the Company's earnings or earnings per Share; (v) attainment during the deferral period of a specified level of the Company's cash flow or cash flow per Share; (vi) attainment during the deferral period of a specific rate of growth or increase in the amount of growth of the Company's cash flow or cash flow per Share;
                  (vii) attainment during the deferral period of a specified level of the Company's return on equity; (viii) attainment during the deferral period of a specified rate of growth or increase in the amount of growth of the Company's return on equity; (ix) attainment during the deferral period of a specified level of the Company's return on assets; or (x) attainment during the deferral period of a specific rate of grown or increase in the Company's return on assets. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Employees on the following terms and conditions:

         (i) Performance Period. The Committee shall determine a Performance Period (the "Performance Period") of one or more years and shall determine the performance objectives for grant of Performance Shares and Performance Units. Performance objectives may vary from Employee to Employee and shall be based upon such performance criteria as the Committee may deem appropriate. Performance Periods may overlap and Employees may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

         (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Employee or group of Employees with respect to the Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Employee as an Award if the relevant measure of Company performance for the Performance Period is met.

         (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such as increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

         (iv) Forfeiture. A Performance Share or Unit Award may condition the grant of such Award and/or the lapse of any restriction or restrictions on any combination of the achievement of one or more performance goals and/or the completion of a specified period of service as the Committee shall determine at the time the Performance Share or Unit Award is made. To the extent determined by the Committee, the Committee shall adopt performance goals, certify completion of such goals, and comply with other Code requirements necessary to comply with performance-based compensation requirements of Code Section 162(m). Performance goals for Performance Share or Unit Awards may be based, in whole or in part, on one or more of the following performance-based criteria or such other criteria as the Committee may determine: (i) attainment during the Performance Period of a specific price per Share; (ii) attainment during the Performance Period of a specific rate of growth or increase in the amount of growth in the price per Share; (iii) attainment during the Performance Period of a specific level of the Company's earnings or earnings per Share; (iv) attainment during the Performance Period of a specified rate of growth or increase in the amount of growth of the Company's earnings or earnings per Share; (v) attainment during the Performance Period of a specified level of the Company's cash flow or cash flow per Share; (vi) attainment during the Performance Period of a specific rate of growth or increase in the amount of growth of the Company's cash flow or cash flow per Share;
                  (vii) attainment during the Performance Period of a specified level of the Company's return on equity; (viii) attainment during the Performance Period of a specified rate of growth or increase in the amount of growth of the Company's return on equity; (ix) attainment during the Performance Period of a specified level of the Company's return on assets; or (x) attainment during the Performance Period of a specific rate of growth or increase in the Company's return on assets. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

         (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit of otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to payment of any Performance Share or

                  Performance Unit that the performance objectives and any other material items were in fact satisfied.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Employees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h) Other Share-Based Award. The Committee is authorized, subject to limitations under applicable law, to grant to Employees such other Awards that may be denominated or payable in, valued in whole or in party by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, Unrestricted Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
         Section 5 (h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash,

         Shares, notes or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

SECTION 6.  OTHER PROVISIONS APPLICABLE TO AWARDS

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any Award granted under any other Plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to, in tandem with such other Awards or Awards. The per Share exercise price of any Option, grant price of any Stock Appreciation Right, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of Awards granted under any other Plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Terms of Awards. The term of each Award granted to an Employee shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

(d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested Shares) shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. A Participant's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant creditors.

SECTION 7.  DIRECTOR'S OPTIONS

The Committee is authorized to grant Nonqualified Stock Options to Directors on such terms and conditions as it shall determine.

SECTION 8.  CHANGE OF CONTROL PROVISIONS

The Committee may determine the effect of any change of control on the terms of any Options or other Awards granted hereunder, including without limitation (i) the definition of change of control, (ii) the effect of any change of control on the terms of the options, including without limitation on excercisability, or (iii) whether any special rights or cash-out provisions shall be availale in the event of a change of control shall occur.

(a) Acceleration of Exercisability and Lapse of Restrictions; Cash-Out of Awards. In the event of a Change of Control, the following acceleration and cash-out provisions shall apply unless otherwise provided by the Committee at the time of the Award grant.

         (i) All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restriction or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

         (ii) For a period of up to 60 days following a Change of Control, the Participant may elect to surrender any outstanding Award and to receive, in full satisfaction therefor, a cash payment equal to the value of such Award calculated on the basis of the Change of Control Price of any Shares or the Fair Market Value of any property other than Shares relating to such Award; provided, however, that in the case of an Incentive Stock Option, or a Stock Appreciation Right granted in tandem therewith, the cash payment shall be based upon the Fair Market Value of Shares or the date of exercise. In the event that an Award is granted in tandem with another Award such that the Participant's right to payment for such Award is an alternative to payment of another Award, the Participant selecting to surrender any such tandem Award shall surrender all alternative Awards related thereto and receive payment for the Award which produces the highest payment to the Participant.

(b) Definitions of Certain Terms. For purposes of this Section 8, the following definitions, in addition to those set forth in Section 2, shall apply:

         (i) "Change of Control" means and shall be deemed to have occurred if (a) any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities 50% or more of the total voting power of all the then-outstanding Voting Securities, (b) the individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Company together with those who first become Directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the Directors then still in office who either were Directors as of the effective date of the Plan or whose recommendation, election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board, (c) the shareholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company, or consummation of any such transaction if shareholder approval is not obtained, other than (i) any such transaction on which would result in more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by more than 50% of the holders of outstanding Voting Securities immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (ii) any such transaction which would result in a Related Party beneficially owning more than 50% of the voting securities of the surviving entity outstanding immediately after such transaction, (d) the shareholders of the Company approve a Plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction.

         (ii) "Change of Control Price" means, with respect to a Share, the higher of (a) the highest reported sales price of Shares on the principal exchange on which the Shares are traded during the 30 calendar days preceding a Change of Control, or (b) the highest price paid or offered in a transaction which either
                  (i) results in a Change of Control, or (ii) would be consummated but for another transaction which results in a Change of Control and, if it were consummated, would result in Change of Control. With respect to clause (b) in the preceding sentence, the "price paid or offered" will be equal to the sum of (i) the face amount of any portion of the consideration consisting of cash or cash equivalents and (ii) the Fair Market Value of any portion of the consideration consisting of real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Committee.

         (iii) "Related Party" means (a) a wholly-owned Subsidiary of the Company; or (b) an Employee or group of Employees of the Company or any wholly-owned Subsidiary of the Company; or (c) a trustee or other fiduciary holding securities under an Employee benefit Plan of the Company or any wholly-owned Subsidiary of the Company; or (d) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities.

         (iv) "Voting Securities or Security" means any securities of the Company which carry the right to vote generally in the election of Directors.

SECTION 9.  GENERAL PROVISIONS

(a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards or Director's Options thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award or Director's Option until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company of any of its Subsidiaries or Affiliates to terminate any Employee's or Director's employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Employee's tax obligations.

(d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required (i) to insure that such Awards will be performance-based compensation" pursuant to Code Section 162(m) or (ii) under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award or Director's Options theretofore granted to him or her.

(e) No Rights to Awards; No Shareholder Rights. No Employee or Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees and Employees. No Award shall confer on any Employee any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Employee in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" Plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award or Director's Options, nothing contained in the Plan or any Award or Director's Option shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options and other Awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit Plan or other arrangement of the Company for the benefit of its Employees or Directors unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award or Director's Option. Cash shall be paid in lieu of such fractional Share.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the state of Missouri without giving effect to principles of conflict of laws.

(k) Effective Date; Plan Termination. The Plan shall become effective as of August 1997, (the "Effective Date") upon approval by the affirmative votes of the holders of a majority of voting securities of the Company voting upon the adoption of the Plan. The Plan shall terminate as to future Awards on the date which is ten (10) years after the Effective Date, but any Award granted may extend beyond such date.

(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.


































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